EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended Stock Option Plan of Alamos Gold Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of Alamos Gold Inc. included in its Annual Report (Form 40-F/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLC
ERNST & YOUNG LLC
Chartered Accountants
Toronto, Canada
September 18, 2006